Filed pursuant to Rule 424(b)(3)
Registration No. 333-202671

Prospectus Supplement No. 1

(To Prospectus dated March 25, 2015)

14,885,797 Shares

Parsley Energy, Inc.

Class A Common Stock

This Prospectus Supplement No. 1 (the “Prospectus Supplement”) supplements and amends the Prospectus dated March 25, 2015 (the “Final Prospectus”), relating to the sale, transfer or distribution from time to time by the selling stockholders named in the Final Prospectus of up to 14,885,797 shares of our Class A common stock. We are not selling any shares of Class A common stock under the Final Prospectus or this Prospectus Supplement and, therefore, will not receive any proceeds from the sale of shares by the selling stockholders. You should read this Prospectus Supplement in conjunction with the Final Prospectus, and this Prospectus Supplement is qualified by reference to the Final Prospectus, except to the extent that the information contained in this Prospectus Supplement supersedes the information contained in the Final Prospectus. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Final Prospectus, including any and all additional amendments or supplements thereto.

On April 27, 2015, we filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Current Report”) announcing that, among other things, on April 21, 2015, we, along with Parsley Energy, L.P., our wholly owned subsidiary, Parsley Energy Management, LLC, Parsley Energy, LLC, each of the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders and other parties thereto entered into the Eighth Amendment to Amended and Restated Credit Agreement. This Prospectus Supplement is being filed to update, amend and supplement the information included or incorporated by reference in the Final Prospectus with the information contained and incorporated by reference in the Current Report. Accordingly, we have attached the Current Report to this Prospectus Supplement.

Our Class A common stock is traded on the New York Stock Exchange under the symbol “PE.”

Investing in our Class A common stock involves risks. See “Risk Factors” on page 5 of the Final Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is April 27, 2015.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2015

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2015, Parsley Energy, L.P. (the “Borrower”), a wholly owned subsidiary of Parsley Energy, Inc. (the “Company”), Parsley Energy Management, LLC (the “General Partner”), Parsley Energy, LLC (the “Parent”), the Company, each of the guarantors party thereto (the “Guarantors”), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) and the lenders and other parties thereto entered into the Eighth Amendment to Amended and Restated Credit Agreement (the “Eighth Amendment”). The Eighth Amendment amends the Amended and Restated Credit Agreement, dated October 21, 2013 (as amended by the First Amendment to Amended and Restated Credit Agreement dated December 20, 2013, the Second Amendment to Amended and Restated Credit Agreement dated February 5, 2014, the Third Amendment to Amended and Restated Credit Agreement dated April 15, 2014, the Fourth Amendment to Amended and Restated Credit Agreement dated May 2, 2014, the Fifth Amendment to Amended and Restated Credit Agreement dated May 9, 2014, the Sixth Amendment to Amended and Restated Credit Agreement dated September 5, 2014, and the Seventh Amendment to Amended and Restated Credit Agreement dated November 10, 2014, the “Credit Agreement”), by and among the Borrower, the General Partner, the Parent, the Company, the Guarantors, the Administrative Agent, JPMorgan Chase Bank, N.A., as syndication agent, BMO Harris Bank, N.A., as documentation agent and the lenders party thereto.

The Eighth Amendment, among other things, modifies the terms of the Credit Agreement to permit Parsley Energy Operations, LLC (“Operations”) to make investments into a joint venture, in an aggregate amount not to exceed $10 million, subject to additional terms and conditions. The joint venture is deemed not to be a Subsidiary, as defined in and for purposes of the Credit Agreement, so long as Operations does not own 100% of the aggregate ordinary voting power of the outstanding equity interests of the joint venture. As a result, the joint venture will not be required to become a guarantor of the obligations under the Credit Agreement or grant liens against its assets or properties to secure the obligations under the Credit Agreement.

In addition, the Eighth Amendment modifies the terms of the Credit Agreement to allow the Borrower or any Subsidiary (as defined in the Credit Agreement) to liquidate any swap agreement without a reduction to the Borrowing Base (as defined in the Credit Agreement), provided, however that the Borrowing Base will be reduced once the sum of (i) the fair market value of any disposition of oil and gas properties, during the period between Schedule Redetermination Dates (as defined in the Credit Agreement) and (ii) the Borrowing Base value of the liquidated portion of any swap agreements, during the period between Schedule Redetermination Dates, exceeds 5% of the Borrowing Base then in effect.

Further, the Eighth Amendment increases the Aggregate Elected Borrowing Base Commitments (as defined in the Credit Agreement) from $365 million to $500 million and reduces the Borrowing Base from $560.8 million to $500 million.

From time to time, the agents, arrangers, book runners and lenders under the Credit Agreement and their affiliates have provided, and may provide in the future, investment banking, commercial lending, hedging and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Eighth Amendment is not complete and is qualified by reference to the full text of the Eighth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 27, 2015, the Company issued a news release announcing the increase of aggregate lender commitments under the Credit Agreement to $500 million. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

2

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit number	Description

10.1	Eighth Amendment to Amended and Restated Credit Agreement, dated as of April 21, 2015, by and among Parsley Energy, L.P., as borrower, Parsley Energy Management, LLC, Parsley Energy, Inc., Parsley Energy, LLC, Wells Fargo Bank, National Association, as administrative agent and the lenders and other parties thereto.

99.1	News release of Parsley Energy, Inc., dated April 27, 2015.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

	By:	/s/ Colin W. Roberts
Colin W. Roberts
Vice President—General Counsel

Dated: April 27, 2015

4

EXHIBIT INDEX

Exhibit No.	Description

10.1	Eighth Amendment to Amended and Restated Credit Agreement, dated as of April 21, 2015, by and among Parsley Energy, L.P., as borrower, Parsley Energy Management, LLC, Parsley Energy, Inc., Parsley Energy, LLC, Wells Fargo Bank, National Association, as administrative agent and the lenders and other parties thereto.

99.1	News release of Parsley Energy, Inc., dated April 27, 2015.

5

Exhibit 10.1

EXECUTION VERSION

EIGHTH AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 21, 2015

Among

PARSLEY ENERGY, L.P.,

as Borrower,

PARSLEY ENERGY MANAGEMENT, LLC,

as General Partner,

PARSLEY ENERGY, INC.,

as PEI,

PARSLEY ENERGY, LLC,

as Parent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent,

BMO HARRIS BANK, N.A.,

as Documentation Agent,

and

The Lenders Party Thereto

WELLS FARGO SECURITIES, LLC

Sole Lead Arranger and Sole Bookrunner

EIGHTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Eighth Amendment”) dated as of April 21, 2015, is among Parsley Energy, L.P., a limited partnership duly formed and existing under the laws of the state of Texas (the “Borrower”); Parsley Energy Management, LLC, a Texas limited liability company (the “General Partner”); Parsley Energy, LLC, a Delaware limited liability company (the “Parent”); Parsley Energy, Inc., a Delaware corporation (“PEI”), each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the General Partner and the Parent, the “Obligors”); each of the Lenders party hereto; and Wells Fargo Bank, National Association (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower, the General Partner, the Parent, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 21, 2013 (as amended by the First Amendment to Amended and Restated Credit Agreement dated December 20, 2013, the Second Amendment to Amended and Restated Credit Agreement dated February 5, 2014, the Third Amendment to Amended and Restated Credit Agreement dated April 15, 2014, the Fourth Amendment to Amended and Restated Credit Agreement dated May 2, 2014, the Fifth Amendment to Amended and Restated Credit Agreement dated May 9, 2014, the Sixth Amendment to Amended and Restated Credit Agreement dated September 5, 2014 and the Seventh Amendment to Amended and Restated Credit Agreement dated November 10, 2014, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. Operations desires to acquire approximately 63% of all of the outstanding Equity Interests in Pacesetter Drilling, LLC, a Texas limited liability company and has requested the Administrative Agent’s and the Lenders’ consent to certain amendments to the Credit Agreement in connection therewith.

C. The Borrower has requested and the Administrative Agent and the Lenders party hereto have agreed to amend the Credit Agreement, subject to the terms and conditions of this Eighth Amendment.

D. NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Eighth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Eighth Amendment (unless otherwise indicated). Unless otherwise indicated, all section references in this Eighth Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02 – Certain Defined Terms.

(a) Clause (a) of the definition of “Consolidated Net Income” is hereby amended and restated in its entirety to read as follows:

(a) the net income of (i) so long as Operations does not own, of record and directly, 100% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Pacesetter, Pacesetter and (ii) any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except, in the case of each of the foregoing clauses (i) and (ii), to the extent of the amount of dividends or distributions actually paid in cash during such period by Pacesetter or such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be;

(b) The following definitions are hereby amended and restated in their entirety to read as follows:

“Aggregate Elected Borrowing Base Commitments” means (a) on the Eighth Amendment Effective Date, $500,000,000, and (b) at any time thereafter, an amount determined in accordance with Section 2.07(g).

“Subsidiary” means any subsidiary of the Parent (including the Borrower); provided that (a) when used in reference to the Borrower, such as “any Subsidiary of the Borrower”, “the Borrower and its Subsidiaries”, “the Borrower, for itself and for each of its Subsidiaries” or words of similar construction, the term “Subsidiary” shall mean a subsidiary of the Borrower, (b) when used in reference to the General Partner, such as “any Subsidiary of the General Partner”, “the General Partner and its Subsidiaries”, “the General Partner, for itself and for each of its Subsidiaries” or words of similar construction, the term “Subsidiary” shall mean a subsidiary of the Parent and (c) so long as Operations does not own, of record and directly, 100% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Pacesetter, then Pacesetter and its subsidiaries shall be deemed not to be Subsidiaries of the Parent or the Borrower except for purposes of Section 7.06, Section 7.09, Section 7.10, Section 7.21, Section 7.24, Section 8.09, Section 8.14, Section 9.09, Section 9.13 and Section 12.03(b).

(c) The following definitions are hereby added where alphabetically appropriate to read as follows:

“Eighth Amendment” means that certain Eighth Amendment to Amended and Restated Credit Agreement, dated as of April 21, 2015, among the Borrower, the General Partner, the Parent, PEI, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Eighth Amendment Effective Date” has the meaning given such term in the Eighth Amendment.

“Pacesetter” means Pacesetter Drilling, LLC, a Texas limited liability company.

2.2 Amendment to Section 2.07(e). Section 2.07(e) is hereby amended and restated in its entirety to read as follows:

(e) Reduction of Borrowing Base Related to Swap Agreements. If any Swap Agreement to which the Borrower or any Subsidiary is a party is Liquidated between two successive Scheduled Redetermination Dates and the Borrowing Base value assigned to the Liquidated portion of such Swap Agreements, when combined with (i) the fair market value of any Disposition of Oil and Gas Properties included in the most recently delivered Reserve Report or Subsidiaries owning Oil and Gas Properties included in the most recently delivered Reserve Report, in each case, during the period between such successive Scheduled Redetermination Dates and (ii) the Borrowing Base value of the Liquidated portion of other Swap Agreements Liquidated during the period between such successive Scheduled Redetermination Dates, exceeds five percent (5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, the Borrowing Base then in effect shall be reduced by an amount equal to the value, if any, assigned to the Liquidated portion of such Swap Agreement in the then effective Borrowing Base (after giving effect to any replacement Swap Agreements executed within three Business Days of such Liquidation), as determined by the Administrative Agent.

2.3 Amendment to Section 8.13. Section 8.13 is hereby amended by adding a new subsection (e) at the end of Section 8.13 to read as follows:

(e) In connection with each Investment made by Operations in Pacesetter pursuant to Section 9.05(l), the Parent shall cause Operations to promptly deliver to the Administrative Agent (but in any event no later than 10 Business Days following each such Investment) (i) a duly executed Supplement (as defined in the Guaranty Agreement) pledging the Equity Interests issued by Pacesetter acquired by Operations as a result of such Investment, as applicable, and (ii) original stock certificates evidencing such Equity Interests, together with an appropriate undated stock powers for each certificate duly executed in blank by Operations, if applicable.

2.4 Amendment to Section 9.05. Section 9.05 is hereby amended by (i) deleting “; or” at the end of clause (j) of such Section 9.05, (ii) deleting “.” at the end of clause (k) of such Section 9.05 and (iii) adding a new clause (l) to the end of Section 9.05 to read as follows:

(l) Investments made by Operations in Pacesetter in an aggregate amount not to exceed $10,000,000.

2.5 Amendment to Section 9.12(d)(iii). Section 9.12(d)(iii) is hereby amended and restated in its entirety to read as follows:

(iii) if such Disposition of Oil and Gas Property included in the most recently delivered Reserve Report or Subsidiary owning Oil and Gas Properties included in the most recently delivered Reserve Report, in each case, during any period between two successive Scheduled Redetermination Dates, when combined with the Borrowing Base value attributable to the Liquidated portion of Swap Agreements Liquidated between such successive Scheduled Redetermination Dates (after giving effect to any replacement Swap Agreements executed within three Business Days of such Liquidation), has a fair market value in excess of five percent (5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, the Borrowing Base shall be reduced, effective immediately upon such Disposition, by an amount equal to the value, if any, assigned such Property in the most recently delivered Reserve Report and

2.6 Amendment to Section 9.12(g). Section 9.12(g) is hereby amended and restated in its entirety to read as follows:

(g)(i) Dispositions permitted under Section 9.10, (ii) Liens permitted under Section 9.03, (iii) Restricted Payments permitted under Section 9.04 and (iv) Investments permitted under Section 9.05; provided that, notwithstanding the foregoing, any Disposition of any Oil and Gas Property or interest therein or any Subsidiary owning Oil and Gas Properties in connection with the foregoing clauses (g)(iii)-(iv) shall also be subject to, and constitute a Disposition regulated by, Section 9.12(d);

Section 3. New Lender; Assignments and Reallocation of Commitments and Loans; Borrowing Base Decrease.

3.1 New Lender; Assignments and Reallocation of Commitments and Loans. Each Lender party to the Credit Agreement immediately prior to the Eighth Amendment Effective Date (used herein as defined below) (the “Existing Lenders”) has, in consultation with the Borrower, agreed to reallocate its respective Maximum Credit Amount and Commitment and to, among other things, allow each of U.S. Bank National Association, The Bank of Nova Scotia and Compass Bank to become a party to the Credit Agreement as a Lender (each, a “New Lender”) by acquiring an interest in the total Maximum Credit Amounts and Commitments. The Administrative Agent and the Borrower hereby consent to such reallocation and each New Lender’s acquisition of an interest in the Maximum Credit Amounts and Commitments and the Existing Lenders’ assignment of its Commitments to the extent effected by the reallocation contemplated hereby. On the Eighth Amendment Effective Date, and after giving effect to such reallocations, (a) the Maximum Credit Amount and Commitment of each Lender (including each New Lender) shall be as set forth on Annex I of this Eighth Amendment, which Annex I supersedes and replaces Annex I to the Credit Agreement and (b) each

New Lender shall become a party to the Credit Agreement, as amended by this Eighth Amendment, as a “Lender” and shall have all of the rights and obligations of a Lender under the Credit Agreement, as amended by this Eighth Amendment, and the other Loan Documents. With respect to such reallocation, each Lender (including each New Lender) shall be deemed to have acquired the Maximum Credit Amount and Commitment allocated to it from each of the other Lenders pursuant to the terms of an Assignment and Assumption as if the Lenders had executed an Assignment and Assumption with respect to such allocation. On the Eighth Amendment Effective Date, the Administrative Agent shall take the actions specified in Section 12.04(b)(v), including recording the assignments described herein in the Register, and such assignments shall be effective for purposes of the Credit Agreement. Notwithstanding Section 12.04(b)(ii)(C), no Person shall be required to pay a processing and recordation fee of $3,500 to the Administrative Agent in connection with such assignments. If on the Eighth Amendment Effective Date, any Eurodollar Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs that are payable pursuant to Section 5.02 in connection with the reallocation of such outstanding Eurodollar Loans to effectuate the provisions of this paragraph.

3.2 Borrowing Base Decrease. For the period from and including the Eighth Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be equal to $500,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Sections 2.07(e), 2.07(f), 8.12(c) or 9.12(d). For the avoidance of any doubt, this Borrowing Base increase shall constitute the April 1, 2015 Scheduled Redetermination.

3.3 Aggregate Elected Borrowing Base Commitments Increase. With respect to the increase of the Aggregate Elected Borrowing Base Commitments and to the reallocation of Commitments pursuant to Section 3.1 of this Eighth Amendment, the Borrower shall be deemed to have delivered an Increase Notice as required pursuant to Section 2.07(g)(ii)(A) and each Lender (including each New Lender) shall be deemed to have delivered a Lender Certificate required pursuant to Section 2.07(g)(ii)(B). Annex I of this Eighth Amendment shall satisfy the requirements of the Administrative Agent to distribute a revised Annex I pursuant to Section 2.07(g)(ii)(C).

Section 4. Conditions of Effectiveness. This Eighth Amendment will become effective on the date on which each of the following conditions precedent are satisfied or waived (the “Eighth Amendment Effective Date”):

(a) The Administrative Agent shall have received from PEI, the Borrower, the General Partner, the Parent, each other Obligor and the Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Eighth Amendment signed on behalf of such Person.

(b) The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Eighth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to the Credit Agreement (including, to the extent invoiced on or prior to the Eighth Amendment Effective Date, the fees and expenses of Paul Hastings LLP, counsel to the Administrative Agent).

(c) No Default or Event of Default shall have occurred and be continuing as of the Eighth Amendment Effective Date.

(d) The Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the total value of the Oil and Gas Properties of the Borrower and the Subsidiaries evaluated by the most recently delivered Reserve Report.

(e) The Administrative Agent shall have received duly executed and notarized deeds of trust and/or mortgages or supplements to existing deeds of trust and/or mortgages in form satisfactory to the Administrative Agent, to the extent necessary so that the Mortgaged Properties represent at least 80% of the total value of the Oil and Gas Properties of the Borrower and the Subsidiaries evaluated by the most recently delivered Reserve Report.

(f) The Administrative Agent shall have received duly executed Notes payable to U.S. Bank National Association, The Bank of Nova Scotia and Compass Bank to the extent requested by such Lender, in a principal amount equal to the applicable new Maximum Credit Amount of such Lender, dated as of Eighth Amendment Effective Date.

(g) The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Eighth Amendment to be effective when it has received documents confirming compliance with the conditions set forth in this Section 4 or the waiver of such conditions as agreed to by the Majority Lenders. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. Miscellaneous.

(a) Confirmation. The provisions of the Credit Agreement, as amended by this Eighth Amendment, shall remain in full force and effect following the effectiveness of this Eighth Amendment.

(b) Ratification and Affirmation; Representations and Warranties. Each of PEI and each Obligor hereby: (a) acknowledges the terms of this Eighth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby; (c) agrees that from and after the Eighth Amendment Effective Date each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Eighth Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Eighth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event, development or circumstance has occurred or exists that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

(c) Counterparts. This Eighth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Eighth Amendment by telecopy, facsimile, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Eighth Amendment.

(d) NO ORAL AGREEMENT. THIS EIGHTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

(e) GOVERNING LAW. THIS EIGHTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

(f) Loan Document. This Eighth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

(g) Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Eighth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

(h) Severability. Any provision of this Eighth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i) Successors and Assigns. This Eighth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be duly executed and delivered by their proper and duly authorized officer(s) as of the day and year first above written.

BORROWER:	PARSLEY ENERGY, L.P.

	By:	PARSLEY ENERGY MANAGEMENT, LLC,
its general partner

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	President

GENERAL PARTNER:	PARSLEY ENERGY MANAGEMENT, LLC

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	President

PARENT:	PARSLEY ENERGY, LLC

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	President

PEI:	PARSLEY ENERGY, INC.

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	President

GUARANTOR:	PARSLEY ENERGY OPERATIONS, LLC

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	Manager

[Eighth Amendment Signature Page]

GUARANTOR:	PARSLEY ENERGY AVIATION, LLC

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	Manager

GUARANTOR:	PARSLEY FINANCE CORP.

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	President

[Eighth Amendment Signature Page]

ADMINISTRATIVE AGENT AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Greg Smothers
	Name:	Greg Smothers
	Title:	Director

[Eighth Amendment Signature Page]

LENDER:	BMO HARRIS BANK, N.A.

	By:	/s/ Matthew L. Davis
	Name:	Matthew L. Davis
	Title:	Vice President

[Eighth Amendment Signature Page]

LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Traci Bankston
	Name:	Traci Bankston
	Title:	Authorized Officer

[Eighth Amendment Signature Page]

LENDER:	THE BANK OF NOVA SCOTIA

	By:	/s/ Alan Dawson
	Name:	Alan Dawson
	Title:	Director

[Eighth Amendment Signature Page]

LENDER:	BOKF NA DBA BANK OF TEXAS

	By:	/s/ Thomas E. Stelmar, Jr.
	Name:	Thomas E. Stelmar, Jr.
	Title:	Senior Vice President

[Eighth Amendment Signature Page]

LENDER:	COMPASS BANK

	By:	/s/ Blake Kirshman
	Name:	Blake Kirshman
	Title:	Senior Vice President

[Eighth Amendment Signature Page]

LENDER:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

	By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Authorized Signatory

	By:	/s/ Karin Rahimtoola
	Name:	Karin Rahimtoola
	Title:	Authorized Signatory

[Eighth Amendment Signature Page]

LENDER:	MORGAN STANLEY BANK, N.A.

	By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Eighth Amendment Signature Page]

LENDER:	ROYAL BANK OF CANADA

	By:	/s/ Kristan Spivey
	Name:	Kristan Spivey
	Title:	Authorized Signatory

[Eighth Amendment Signature Page]

LENDER:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Tara McLean
	Name:	Tara McLean
	Title:	Vice President

[Eighth Amendment Signature Page]

LENDER:	FROST BANK, A TEXAS STATE BANK

	By:	/s/ Jack Herndon
	Name:	Jack Herndon
	Title:	Senior Vice President

[Eighth Amendment Signature Page]

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, National Association	19.00%	$142,500,000.00
BMO Harris Bank, N.A.	14.00%	$105,000,000.00
JPMorgan Chase Bank, N.A.	14.00%	$105,000,000.00
The Bank of Nova Scotia	6.80%	$51,000,000.00
BOKF NA dba Bank of Texas	6.80%	$51,000,000.00
Compass Bank	6.80%	$51,000,000.00
Credit Suisse AG, Cayman Islands Branch	6.80%	$51,000,000.00
Morgan Stanley Bank, N.A.	6.80%	$51,000,000.00
Royal Bank of Canada	6.80%	$51,000,000.00
U.S. Bank National Association	6.80%	$51,000,000.00
Frost Bank, a Texas State Bank	5.40%	$40,500,000.00

TOTAL	100.00%	$750,000,000.00

Annex I to Eighth Amendment

Exhibit 99.1

NEWS RELEASE

Parsley Energy Increases Committed Portion of Credit Facility to $500 Million

AUSTIN, Texas, April 27, 2015 – Parsley Energy, Inc. (NYSE: PE) (“Parsley” or the “Company”) today announced that aggregate lender commitments under its revolving credit facility have been increased by $135 million to $500 million. Aggregate commitments equal the Company’s $500 million borrowing base, which was reduced by approximately $61 million in the April 1, 2015 redetermination by its bank lending group. Parsley currently has no outstanding borrowings under its credit facility, leaving $500 million of unused borrowing capacity.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, and exploitation of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Contact Information

Brad Smith, CFA

Parsley Energy, Inc.

Director, Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Dennard • Lascar Associates

Jack Lascar, jlascar@dennardlascar.com

Lisa Elliott, lelliott@dennardlascar.com

(713) 529-6600

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